
                                                     TRADE     AFFILIATED PRINCIPAL       EXECUTING         PURCHASE     SHARES/PAR
FUND NAME                   SECURITY DESCRIPTION     DATE          UNDERWRITER             BROKER            PRICE         AMOUNT
-------------------------   --------------------   --------   ----------------------   ----------------   -----------   -----------
Intermediate Tax/AMT Free   El Paso Texas Water    11/13/08    Wells Fargo Brokerage       Southwest        $ 97.88             500
   Fund                         & Sewer Rev                                            Securities, Inc.
California Tax-Free Fund      California State     03/23/09   Wells Fargo Securities    Merril Lynch        $ 97.56      12,000,000
                             General Obligation
                               Bond 5.75% 4/1/31
California Tax Free Fund       L.A. Calif Dept     05/07/09          Wachovia            EJ De La Rosa      $107.87       3,000,000
                                Water & Power
                                Revenue Bond
                                5.25% 7/1/23
Minnesota Tax Free Fund      Minnesota St Higher   06/03/09        Wells Fargo           Dougherty          $ 99.00       1,000,000
                                  Ed MNSHGR
                                 5.25 4/1/39
Minnesota Tax Free Fund      Minnesota St Higher   06/03/09        Wells Fargo           Dougherty          $100.31       1,000,000
                                 Ed MNSHGR 5
                                   4/1/29
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